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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K





                         CURRENT REPORT




             Pursuant to Section 13 or Section 15(d)
             of the Securities Exchange Act of 1934




                 Date of Report - June 11, 1996



            CENTRAL HUDSON GAS & ELECTRIC CORPORATION
     (Exact name of Registrant as specified in its Charter)



       New York                 1-3268             14-0555980
____________________________  ________________   _____________
(State or other jurisdiction  (Commission File   (IRS Employer
  of incorporation number)     Identification)     Number)


284 South Avenue, Poughkeepsie, New York          12601-4879
________________________________________          __________
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code (914) 452-2000
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            CENTRAL HUDSON GAS & ELECTRIC CORPORATION


Item 5.   Other Events.

          Reference is made to Registrant's Annual Report, on Form 10-K, for the fiscal year ended December 31, 1995 ("Annual Report"), and to the caption "Other Matters - Competition" in
Item I of Part I thereof for a discussion of (i) the Competitive Opportunities Proceeding currently underway before the State of New York Public Service Commission ("PSC") and (ii) the petition filed by Sithe Energies, Inc., requesting the PSC to commence a new proceeding to adopt a program that would encourage the merger of New York's investor-owned electric utilities into two companies and the establishment of a "blue-ribbon" panel to consider the closure of some or all of their nuclear generating facilities ("Sithe Petition").

          By Opinion and Order, issued and effective May 20, 1996
("Order"), the PSC set forth its policy direction with respect to competition in the electric industry, pertinent aspects of which are noted below:

          1. Competition in the generation and energy services section of the electric industry will be pursued.

          2. The PSC stated that it expects wholesale competition to begin in early 1997 and retail competition to begin in early 1998.

          3. By October 1, 1996 filings must be made by each of the major electric utilities in the State, including Registrant (except for Niagara Mohawk Power Corporation ("Niagara Mohawk") and Long Island Lighting Company ("LILCO"), because their rates and structures are currently being considered in other proceedings and forums), with the PSC and thereafter, as to the proposals in (a) below, with the Federal Energy Regulatory Commission ("FERC"), as follows:

               (a)  proposals to distinguish and classify
                    transmission and distribution facilities;
                    together with a transmission pricing proposal consistent with moving toward retail access;
                    and

               (b) proposals, at a minimum, setting forth the utility's proposed corporate structure, retail access proposals, long-term rate plans, proposals to implement PSC-mandated public programs, potential market power problems and proposals to mitigate such problems and proposals for delivery of energy services.

          In addition, the PSC ordered all seven of the major electric utilities, by October 1, 1996, to file with the PSC and thereafter with the FERC, a proposal setting forth the details of the ownership, governance, practices and procedures of an Independent System Operator (to supplement the New York Power Pool, described in the caption - "Electric - Load and Capacity" of Item 2 of Part I of the Annual Report, as the grid operator for the integrated transmission system in the State of New York) and a Market Exchange that will establish visible spot market prices for electric energy.

          As to the proposal of the Power Authority of the State of New York that it purchase all transmission facilities and become the Independent System Operator, the Order provides for further examination of such proposal.

          With respect to strandable costs, the Order provides that utilities should have a reasonable opportunity to seek recovery of such costs consistent with the goals of lowering rates, fostering economic development, increasing customer choices and maintaining reliable service. Strandable costs would be recovered by a non-bypassable distribution charge imposed by the transmission and distribution company. The Order takes the position that recovery of a utility's full stranded investment is not required by law. The Order provides that utilities must take steps to mitigate strandable costs, the actual recoverable amount of which and the timing of recovery will be determined individually for each utility as part of the rate plans to be filed on October 1, 1996.

          With respect to corporate structure, the Order encourages total divestiture of generation facilities in order to prevent market power. However, the Order does not require divestiture "immediately" of generation facilities, stating that incentive for divestiture should be worked out individually for each Company in conjunction with its required October 1, 1996 filing.

          With respect to the obligation to serve customers, the Order directs that transmission and distribution companies will remain obligated to serve all customers "at least in the short term".

          With respect to PSC-mandated environmental and public policy programs, the Order provides that the costs of such programs that would not otherwise be recovered in a competitive market will be recovered by a non-bypassable system benefits charge to be considered in the context of individual utility filings.

          With respect to the Sithe Petition, pursuant to the Order the PSC declined to take any action.

          The Company is reviewing the Order and considering all options for responding to the Order including potential litigation challenging the Order in whole or in part. The Company can make no prediction as to what effect the Order may have on it or whether the Order may be challenged by one or more parties.

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                                    (Registrant)



                    By:_______________________________________
                                   DONNA DOYLE
                                   Controller


Dated:  June 11, 1996



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